Exhibit 23.2- Consent of Donahue Associates, LLC

DONAHUE ASSOCIATES, L.L.C.
27 BEACH ROAD, SUITE CO5-A
MONMOUTH BEACH, NJ 07750
Phone: (731) 229-7723

Consent of Certified Public Accountants

The Board of Directors of Madison Group VI, Inc.

        We have issued our report dated August 8, 2003, accompanying the financial statements of Madison Group VI, Inc. contained in the Form S-1 Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Donahue Associates LLC

Donahue Associates LLC
October 30, 2003